EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors and Shareholders of SeaLife Corporation
Culver City, California

               We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8, as amended (File Nos. 333-130588, 333-130587, 333-118018, 333-109808, 333-115304, 333-111930, and 333-102314) of
our report dated May 15, 2006, relating to the consolidated financial statements of SeaLife Corporation, which appears in this Annual Report on Form 10-K.


/s/ T. Kelley
--------------------------------------
Terance Kelley
Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
May 22, 2006